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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 1998, except for Notes 1 and 9, as to which the date is February 4, 1998 in the Registration Statement (Form S-1) and related Prospectus of Broadcom Corporation to be filed on or about February 4, 1998.

                                          /s/  Ernst & Young LLP
Orange County, California
February 4, 1998